 Filed Pursuant to Rule 424(b)(3) and Rule 424(b)(7)
 Registration No. 333-267599
Prospectus Supplement
(To Prospectus dated October 14, 2022)
63,888,878 Shares
RING ENERGY, INC.
Common Stock
The selling stockholders may offer and sell up to 63,888,878 shares in the aggregate of our common stock, par value $0.001 per share, from time to time in one or more offerings. We will not receive any proceeds from the sale of our common stock by the selling stockholders. The shares of common stock to which this prospectus relates includes (i) 21,339,986 shares of our common stock (“Initial Shares”) that were issued upon closing of the Stronghold Acquisition described below and (ii) 42,548,892 shares of our common stock (“Conversion Shares”) upon the conversion of 153,176 shares of our Series A preferred stock, par value $0.001 per share (“Preferred Stock”), after approval of such conversion by our stockholders on October 27, 2022. Included are 6,458,333 shares of common stock which are being held in a third party escrow account for indemnity obligations of Stronghold, if any, for a limited period of time.
We are registering 63,888,878 shares of common stock for sale by the selling stockholders pursuant to a registration rights agreement, dated as of August 31, 2022 (the “Stronghold Registration Rights Agreement”), which we entered into in connection with the closing of the acquisition of certain interests in oil and gas leases and related property of Stronghold Energy II Operating, LLC (“Stronghold OpCo”) and Stronghold Energy II Royalties, LP (“Stronghold RoyaltyCo” and collectively with Stronghold OpCo, “Stronghold”) on August 31, 2022 (the “Stronghold Acquisition”).
The selling stockholders may offer and sell shares of our common stock at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. If any underwriters, dealers or agents are involved in the sale of any of the shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No shares may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such shares. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our common stock.
Our common stock is listed on the New York Stock Exchange American (the “NYSE American”) under the symbol “REI.” On November 1, 2022, the last reported sales price of our common stock on the NYSE American was $3.18 per share.
Investing in our securities involves risks. You should consider the risk factors referred to in the section entitled “Risk Factors” on page 6 of this prospectus supplement and in the prospectus hereto, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is November 3, 2022.

Prospectus Supplement
Prospectus
Neither we nor the selling stockholders have authorized anyone to give you any information or to make any representations about us or the matters we discuss in the prospectus or this prospectus supplement other than those contained in the prospectus or this prospectus supplement. If you are given any information or representations about these matters that is not discussed in the prospectus or this prospectus supplement, you must not rely on that information. The prospectus and this prospectus supplement are not offers to sell or solicitations of offers to buy shares anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of the prospectus or this prospectus supplement do not, under any circumstances, mean that there has not been a change in our affairs since the date of the prospectus or this prospectus supplement. Subject to our obligation to amend or supplement the prospectus or this prospectus supplement as required by law and the rules and regulations of the Securities and Exchange Commission, the information contained in the prospectus or this prospectus supplement are correct only as of the date of the prospectus or this prospectus supplement, regardless of the time of delivery of this prospectus or any sale of these shares.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities being offered and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information about us and the securities being offered from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
References in this prospectus supplement to the terms “we,” “us,” the “Company” or other similar terms mean Ring Energy, Inc. unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), covering the shares offered by the prospectus or this prospectus supplement. The prospectus or this prospectus supplement do not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We are required to file annual and quarterly reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.
You can also find our SEC filings on our website at www. https://www.ringenergy.com/investors/sec-filings. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of the prospectus or this prospectus supplement.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is deemed to be part of the prospectus or this prospectus supplement except for any information that is superseded by information included directly in the prospectus or this prospectus supplement, and the information that we file later with the SEC will automatically supersede this information. Any statement contained in the prospectus or this prospectus supplement or a document incorporated by reference in the prospectus or this prospectus supplement will be deemed to be modified or superseded for purposes of the prospectus or this prospectus supplement to the extent that a statement contained in the prospectus or this prospectus supplement or in any other subsequently filed document that is incorporated by reference in the prospectus or this prospectus supplement modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the prospectus or this prospectus supplement. You should not assume that the information in the prospectus or this prospectus supplement is current as of the date other than the date on the cover page of the prospectus or this prospectus supplement.
The following documents previously filed by us with the SEC are incorporated by reference in the prospectus and this prospectus supplement:
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our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022;

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2022;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 10, 2022 and August 4, 2022, respectively;

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our Current Reports on Form 8-K filed with the SEC on June 3, 2022, July 8, 2022, August 9, 2022, September 6, 2022, and our Form 8-K/A filed on September 12, 2022, and our Form 8-K filed on October 31, 2022; and

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the description of our capital stock as set forth as Exhibit 4.2 in our Annual Report on Form 10-K, filed with the SEC on March 16, 2022.

We are also incorporating by reference into the prospectus or this prospectus supplement any additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes the prospectus or this prospectus supplement was initially filed with the SEC (including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this registration statement are terminated shall be deemed to be incorporated in the prospectus or this prospectus supplement by reference and to be a part hereof from the date of filing of such documents.
We will provide to each person, including any beneficial holder, to whom the prospectus or this prospectus supplement is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus or this prospectus supplement. You should direct any requests for documents to the following address or telephone number:
Ring Energy, Inc.
Attention: Secretary
1725 Hughes Landing Boulevard, Suite 900
The Woodlands, Texas 77380
(281) 397-3699
You should rely only on the information contained or incorporated by reference into the prospectus or this prospectus supplement or in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Certain information contained in the prospectus or this prospectus supplement or incorporated by reference into the prospectus or this prospectus supplement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in the prospectus or this prospectus supplement are forward-looking statements. These forward-looking statements can generally be identified by the use of words such as “may,” “will,” “could,” “should,” “project,” “intends,” “plans,” “pursue,” “target,” “continue,” “believes,” “anticipates,” “efforts,” “expects,” “estimates,” “forecast,” “guidance,” “possible,” “probable,” “predicts,” “potential,” or “view,” the negative of such terms or variations thereon, or other comparable terminology. Statements that describe our future plans, strategies, intentions, expectations, objectives, goals, potential acquisitions or mergers or prospects are also forward-looking statements. Actual results could differ materially from those anticipated in the prospectus or this prospectus supplement or these forward-looking statements. Readers should consider carefully the risks discussed under the “Risk Factors” section of this prospectus supplement and included in other sections of the prospectus or this prospectus supplement which describe factors that could cause our actual results to differ from those anticipated in forward-looking statements, including, but not limited to, the following factors:
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realized oil and natural gas prices;

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the possibility that the anticipated benefits of the Stronghold Acquisition are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the Stronghold assets with those of the Company;

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our ability to meet our substantial debt servicing requirements including debt incurred in connection with the Stronghold Acquisition;

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our business strategy;

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oil, natural gas and natural gas liquids (“NGLs”) reserves;

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development drilling locations, inventories, projects and programs;

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our ability to replace the reserves that we produce through drilling and property acquisitions;

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financial strategy, liquidity and capital required for our development program and other capital expenditures;

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timing and amount of future production of oil, natural gas and NGLs;

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our hedging strategy results;

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availability of pipeline connections and transportation facilities on economic terms;

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competition, government regulations and political developments;

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our ability to obtain permits and governmental approvals when required;

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legal, governmental regulatory and environmental matters;

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the markets for and our marketing of oil, natural gas and NGLs;

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asset, leasehold or business acquisitions on desired terms;

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costs of developing properties;

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general economic conditions and cost inflationary pressures;

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credit markets and interest rates;

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impact of new accounting pronouncements on earnings in future periods;

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estimates of future income taxes and income tax rates;

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our estimates and forecasts of the timing, number, profitability and other results of wells we expect to drill and other oil and natural gas activities;

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uncertainty regarding our future operating results and our future revenues and expenses;

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plans, objectives, expectations and intentions contained in this proxy statement that are not historical;

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the duration, spread and severity of COVID-19 and its variants, including the effect of measures to combat the COVID-19 pandemic and its future variants on global oil demand and oil price volatility; and

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the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

We disclaim any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this prospectus supplement except as required by law. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
Should one or more of the risks or uncertainties described in this prospectus supplement or the prospectus, including information included or incorporated by reference herein and therein, occur, or should our underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus supplement or the prospectus, including information included or incorporated by reference herein and therein, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may make. All forward-looking statements speak only as of the date of this prospectus supplement. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this cautionary statement, to reflect events or circumstances after the date of this prospectus supplement.

RISK FACTORS
In general
Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus supplement, including those included in our most recent Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q and recent Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) and any subsequently filed document pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. Additionally, the risks and uncertainties described below in the prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.
Risks Relating to Our Common Stock and this Offering
Future sales under the prospectus and prospectus supplement could have a depressive effect on the market for our common stock.
The prospectus and prospectus supplement relate to the offer of possible resale of up to 63,888,878 shares of our common stock or about 37% of our presently outstanding shares of common stock. If the selling stockholders choose to sell all or a large number of their shares from time to time, it could have a depressive effect on the market price of our common stock.
We have no plans to pay dividends on our common stock.
We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors (the “Board”) and will depend upon various factors, including our business, financial condition, results of operations, capital requirements, and investment opportunities. In addition, the terms of our Second Amended and Restated Credit Agreement dated August 31, 2022, with Truist Bank, as Administrative Agent, restrict the payment of dividends to the holders of our common stock and any other equity holders.
The Board can, without stockholder approval, cause future preferred stock to be issued on terms that adversely affect common stockholders.
Under our articles of incorporation, our Board is authorized to issue up to 50,000,000 shares of preferred stock, of which no shares of preferred stock are issued and outstanding as of the date of this prospectus supplement. Also, our Board, without stockholder approval, may determine the price, rights, preferences, privileges, and restrictions, including voting rights, of preferred shares. If the Board causes shares of preferred stock to be issued, the rights of the holders of our common stock could be adversely affected.
Our Board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Future preferred stock issued by our Board could include voting rights, or even super voting rights, which could shift the ability to control the Company to the holders of the preferred stock. Future preferred stock could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, future preferred stock could have preference in the event of liquidation of the Company, which means that the holders of such stock could be entitled to receive the net assets of the Company distributed in liquidation before the common stockholders receive any distribution of the liquidated assets. We have no current plans to issue any shares of preferred stock.

Provisions under Nevada law could delay or prevent a change in control of the Company, which could adversely affect the price of our common stock.
In addition to the ability of our Board to issue preferred stock, the existence of some provisions under Nevada law could delay or prevent a change in control of the Company, which could adversely affect the price of our common stock. Nevada law imposes some restrictions on mergers and other business combinations between us and any holder of ten percent or more of our outstanding common stock.
The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.
The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease. Other factors that may affect the market price of our common stock include:
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actual or anticipated fluctuations in our quarterly results of operations;

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liquidity;

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sales of common stock by our stockholders;

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changes in oil and natural gas prices;

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changes in our cash flow from operations or earnings estimates;

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publication of research reports about us or the oil and natural gas exploration and production industry generally;

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competition for, among other things, capital, acquisition of reserves, undeveloped land, and skilled personnel;

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increases in market interest rates which may increase our cost of capital;

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changes in applicable laws or regulations, court rulings, and enforcement and legal actions;

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changes in market valuations of similar companies;

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adverse market reaction to our indebtedness any indebtedness we may incur in the future;

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additions or departures of key management personnel;

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actions by our stockholders;

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commencement of or involvement in litigation;

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news reports relating to trends, concerns, technological or competitive developments, regulatory changes, and other related issues in our industry;

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speculation in the press or investment community regarding our business;

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political conditions in oil and natural gas producing regions;

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the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems;

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general market and economic conditions; and

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domestic and international economic, legal, and regulatory factors unrelated to our performance.

In addition, the United States securities markets have recently experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic, and industry factors may negatively affect the price of our common stock, regardless of our operating performance. Any volatility or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using common stock. Further, if we were to be the object of securities class action litigation as a result of volatility in our common stock price or for other reasons, it could result in substantial costs and diversion of our management’s attention and resources, which could negatively affect our financial results.
Future stock offerings may dilute stockholders.
Given our plans and our expectation that we may need additional capital and personnel in the future, we may need to issue additional shares of common stock or securities convertible into or exercisable for shares of common stock, including preferred stock, options, or warrants. The issuance of additional common stock may dilute the ownership of our stockholders.

SUMMARY
This summary description about us and information contained in the prospectus and this prospectus supplement does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into the prospectus and this prospectus supplement. Before investing in our securities, you should read carefully the entire prospectus and this prospectus supplement, including “Risk Factors,” together with the additional information described under “Information Incorporated By Reference.”
Our Company
Ring Energy, Inc. (“Ring,” the “Company,” “our,” “we,” “us,” or similar terms) is a growth oriented independent exploration and production company engaged in oil and natural gas development, production, acquisition, and exploration activities currently focused in Texas and New Mexico. Our primary drilling operations target the oil and liquids rich producing formations in the Northwest Shelf, the Central Basin Platform, and the Delaware Basin, all of which are part of the Permian Basin. Our corporate headquarters are in The Woodlands, Texas.
Recent Development
Stronghold Purchase Agreement
On July 1, 2022, the Company, as buyer, and Stronghold Energy II Operating, LLC, a Delaware limited liability company (“Stronghold OpCo”), and Stronghold Energy II Royalties, LP, a Delaware limited partnership (“Stronghold RoyaltyCo”, together with Stronghold OpCo, collectively, “Stronghold”), as seller, entered into a purchase and sale agreement (the “Purchase Agreement”). At the closing of the Purchase Agreement, among other things, the Company acquired (the “Stronghold Acquisition”) interests in oil and gas leases and related property of Stronghold located in the Central Basin Platform of Texas, for an aggregate purchase price consisting of (i) $167.9 million in cash, net of preliminary and customary purchase price adjustments and subject to final post-closing settlement between the Company and Stronghold, paid at the closing of the Purchase Agreement, (ii) $15.0 million in cash to be paid on or before the six month anniversary of the closing of the Purchase Agreement, (iii) 21,339,986 shares of common stock, (iv) 153,176 shares of preferred stock which were automatically converted into 42,548,892 shares of our common stock pursuant to stockholder approval received on October 27, 2022, and (v) assumed mark-to-market unrealized hedge losses of $26.4 million as of August 31, 2022. The Purchase Price was subject to customary purchase price adjustments with an effective date of June 1, 2022. At the closing of the Stronghold Acquisition on August 31, 2022, 23,249 shares of Preferred Stock (which were subsequently converted into 6,458,333 shares of common stock on October 27, 2022) (the “Escrow Shares”) were deposited in a stock escrow account for Stronghold’s indemnity obligations, if any.
Corporate Information
Our principal executive offices are located at 1725 Hughes Landing, Suite 900, The Woodlands, Texas 77380. Our telephone number at that address is (281) 397-3699. Our website address is http://www.ringenergy.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable.
Risk Factors
An investment in our common stock involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in the prospectus and this prospectus supplement and the documents we have incorporated by reference into the prospectus and this prospectus supplement, particularly including those in “Item 1A Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, before making an investment decision.

THE OFFERING
Common stock offered by us:
None
Common stock that may be offered by the selling stockholders:
Up to 63,888,878 shares
Use of Proceeds:
The selling stockholders will receive all of the proceeds from the sale or other disposition of shares of common stock covered by the prospectus and this prospectus supplement.
Dividend Policy:
We have not declared or paid any cash dividends on our common stock during the last five years. We currently intend to retain future earnings, if any, to finance the expansion of our business. We are also constrained from paying dividends on our common stock under the terms of our Second Amended and Restated Credit Agreement. As a result, we do not anticipate paying cash dividends in the foreseeable future.
NYSE American Trading Symbol:
REI

USE OF PROCEEDS
All proceeds from the disposition of the shares of common stock covered by the prospectus and this prospectus supplement will go to the selling stockholders. We will not receive any proceeds from the disposition of the common stock by the selling stockholders. We have, however, agreed to pay certain fees and expenses incident to our contractual obligation to register these shares of common stock and to indemnify the selling stockholders against certain liabilities. See “Selling Stockholders” and “Plan of Distribution” for additional information.
SELLING STOCKHOLDERS
Overview
The prospectus and prospectus supplement relate to the offer and sale from time to time of up to 63,888,878 shares of our common stock by the stockholders identified in the table below, who we refer to in the prospectus and this prospectus supplement as the “selling stockholders” and their transferees, pledgees, donees, assignees or other successors (each also a selling stockholder for purposes of this prospectus). We are registering these 63,888,878 shares of our common stock for sale by the selling stockholders named below pursuant to the Stronghold Registration Rights Agreement, which we entered into in connection with the closing of the Stronghold Acquisition. The selling stockholders identified below may currently hold or acquire shares of our common stock in addition to those set forth below. The percentage ownership is based on shares outstanding as of October 31, 2022.
Of the shares issued pursuant to closing of the Stronghold Acquisition, an aggregate of 21,339,986 shares of our common stock were issued by the Company directly to Stronghold OpCo on August 31, 2022. We refer to these shares as the “Initial Shares.” We also issued at closing of the Stronghold Acquisition 153,176 shares of newly authorized preferred stock, par value $0.001 per share, that were automatically convertible into 42,548,892 shares of our common stock (“Conversion Shares” and together with the Initial Shares, the “Shares”) upon approval of such conversion by our stockholders. On October 27, 2022, our stockholders provided the requisite approval. Included in the Conversion Shares are 6,548,333 shares of common stock (23,249 shares of preferred stock before conversion), which are being held in an escrow account (the “Escrow Shares”) to satisfy certain indemnification obligations of the selling stockholders, if any, during the 12 months following closing of the Stronghold Acquisition. Any shares not so used will be distributed pro rata to certain of the selling stockholders.
On or about November 1, 2022, Stronghold OpCo, a selling stockholder listed in the Prospectus, distributed 4,294,025 shares of common stock to certain of its members (the “Distribution”), which members are entitled to registration rights with respect to such shares of common stock pursuant to the Stronghold Registration Rights Agreement.
The selling stockholders listed below, currently have record or beneficial ownership of the Shares and have certain resale shelf registration rights pursuant to the Stronghold Registration Rights Agreement.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares of our common stock beneficially owned by them. The information does not necessarily indicate beneficial ownership for any other purpose.
The information in the table below (other than the percentages of our outstanding common stock beneficially owned) in respect of the selling stockholders was furnished by or on behalf of the selling stockholders with respect to their resale shelf registration rights and is as of the date hereof. Except as may be noted elsewhere in the prospectus and this prospectus supplement or in information incorporated herein by reference and except as related to the Stronghold Purchase Agreement and the Stronghold Registration Rights Agreement, the selling stockholders do not have, and within the past three years have not had, any material relationship with us or any of our affiliates.
Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to the prospectus and this prospectus supplement, if and when necessary. The selling stockholders identified below may currently hold or acquire at any time shares of our common stock in addition to those registered hereby. No offer or sale under the prospectus and this prospectus supplement may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.
The selling stockholders are not obligated to sell any of the shares of our common stock offered by the prospectus and this prospectus supplement. Because the selling stockholders identified in the table below may sell some or all of the shares of our common stock owned by them that are included in the prospectus and this prospectus supplement, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares of our common stock, no estimate can be given as to the number of shares of our common stock covered by the prospectus and this prospectus supplement that will be held by the selling stockholders upon termination of this offering. In addition, subject to the Stronghold Registration Rights Agreement, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. Therefore, for purposes of the following table and as of the date of this prospectus we have assumed that the selling stockholders will sell all of the shares of our common stock beneficially owned by them that are covered by the prospectus and this prospectus supplement, but will not otherwise sell any other shares of our common stock that they may currently own.
	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares Offered	Shares of Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percentage(1)		Number	Percentage(1)
Abel Guadalupe Urias	2,691	*	2,691	—	—
Alayna Speight	5,892	*	5,892	—	—
Annel Lopez	1,105	*	1,105	—	—
Arion Melgoza	5,892	*	5,892	—	—
Ayobami Matthew Oyedeji	42,823	*	42,823	—	—
Better Way Holdings, LLC(2)	37,761	*	37,761	—	—
Bobby Finch	14,731	*	14,731	—	—
Caleb Weatherl	685,318	*	685,318	—	—
Cayli Bergman	5,892	*	5,892	—	—
Chasity Sanchez	10,311	*	10,311	—	—
Christopher Glaser	8,838	*	8,838	—	—
Craig Corbett	22,096	*	22,096	—	—
Cody Hurst	3,314	*	3,314	—	—
Cody Walker	69,452	*	69,452	—	—
Danielle Roberts	63,125	*	63,125	—	—
David Bledsoe	22,096	*	22,096	—	—
Denise McCormack	15,434	*	15,434	—	—
Dianna A. Mendez	1,076	*	1,076	—	—
Drew Hendricks	157,580	*	157,580	—	—
Eduardo Morin	2,691	*	2,691	—	—
Evan Wauhob	91,771	*	91,771	—	—
Gerard Renteria	9,799	*	9,799	—	—
Gerardo A. Venegas	2,691	*	2,691	—	—
Haylie Urias	15,434	*	15,434	—	—

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares Offered	Shares of Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percentage(1)		Number	Percentage(1)
Hector Brito	8,255	*	8,255	—	—
Isai Ruben Rodriguez	2,691	*	2,691	—	—
Jaime Cadena	8,255	*	8,255	—	—
Jaime Ybarra	2,946	*	2,946	—	—
Jeffrey Adam Heflin	2,691	*	2,691	—	—
Jennifer Oden	9,260	*	9,260	—	—
Jerry Wayne Jolly	1,615	*	1,615	—	—
Joel Arrieta	1,326	*	1,326	—	—
Johnny Burnett	30,543	*	30,543	—	—
Jorge Olivas	2,210	*	2,210	—	—
Jose Muniz Jr.	9,799	*	9,799	—	—
Joshua Russo	163,613	*	163,613	—	—
Joshua Sperry	155,896	*	155,896	—	—
Katherine Huff	9,260	*	9,260	—	—
Kathryn Petty	15,434	*	15,434	—	—
Kevin Widner	35,354	*	35,354	—	—
Kyle Thompson	192,021	*	192,021	—	—
Leonardo G. Villarreal	2,946	*	2,946	—	—
Mandy Goodman	442	*	442	—	—
Manuel Leandro Herrera	1,615	*	1,615	—	—
Manuel Seas Teran	1,615	*	1,615	—	—
Matthew Dickson	9,332	*	9,332	—	—
Matthew Holland	212,962	*	212,962	—	—
Michael S. Berta	1,615	*	1,615	—	—
Misty Andrews	79,010	*	79,010	—	—
MK Holdings, LP(3)	339,849	*	339,849	—	—
Oscar Ornelas	2,946	*	2,946	—	—
Robert Goates	44,192	*	44,192	—	—
Roberto Rios	5,892	*	5,892	—	—
Samuel Primera	5,892	*	5,892	—	—
Shan Michael Patton	1,615	*	1,615	—	—
Shannon Cason	442	*	442	—	—
Steven Weatherl	1,348,572	*	1,348,572	—	—
Stuart Sutter	12,542	*	12,542	—	—
Susan Blakemore	1,077	*	1,077	—	—
Thomas Lee Martin	108,036	*	108,036	—	—
Thomas Spurlock	2,210	*	2,210	—	—
Traci Brookings	5,892	*	5,892	—	—
Verlin Dean Duckett	2,946	*	2,946	—	—
William Carroll	66,288	*	66,288	—	—
Bayard Friedman	42,481	*	42,481	—	—
Friedman Inheritor’s Trust(4)	42,481	*	42,481	—	—
Adrian Q. Armendariz	2,153	*	2,153	—	—

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares Offered	Shares of Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percentage(1)		Number	Percentage(1)
Stronghold Energy II Operating, LLC(5)(6)	59,594,853	34.2%	59,594,853	—	—
TOTAL	63,888,878	36.7%	63,888,878	—	—

*
Represents less than one percent.

(1)
The percentage is based upon 174,135,819 shares of common stock issued and outstanding as of October 28, 2022.

(2)
The reported securities are held directly by Better Way Holdings, LLC. Austin Adams is the managing member of Better Way Holdings, LLC and maintains investment and voting control over the reported securities.

(3)
The reported securities are held directly by MK Holdings, LP. MK Holdings GP, LLC is the general partner of MK Holdings, LP. Barry Davis is the sole manager of MK Holdings GP, LLC and maintains investment and voting control over the reported securities.

(4)
The reported securities are held directly by Friedman Inheritor’s Trust. Alan Friedman is the co-trustee and maintains voting and investment control over the reported securities.

(5)
Includes 6,548,333 Escrow Shares that will be distributed to the other selling stockholders on a pro rata basis upon release from escrow in accordance with the terms of the Escrow Agreement (as defined in the Purchase Agreement) and the Purchase Agreement.

(6)
The reported securities are held directly by Stronghold OpCo. Stronghold Energy II Intermediate, LLC (“Stronghold Intermediate”) is the managing member of Stronghold OpCo, and Stronghold Energy II Holdings, LLC (“Stronghold Holdings” and, collectively with Stronghold OpCo and Stronghold Intermediate, the “Stronghold Entities”) is the managing member of Stronghold Intermediate. Warburg Pincus & Company US, LLC is the general partner of Warburg Pincus Partners II (US), L.P., which is the managing member of Warburg Pincus (E&P) Energy LLC and Warburg Pincus (E&P) XII LLC. Warburg Pincus (E&P) Energy LLC is the general partner of Warburg Pincus (E&P) Energy GP, L.P., which is the general partner of Warburg Pincus Energy (E&P)-A, L.P., WP Energy Stronghold Holdings, L.P., WP Energy Partners Stronghold Holdings, L.P., Warburg Pincus Energy (E&P) Partners-A, L.P., and Warburg Pincus Energy (E&P) Partners-B, L.P. Warburg Pincus Energy (E&P) Partners-B, L.P. is the managing member of Warburg Pincus Energy (E&P) Partners-B Stronghold, LLC. Warburg Pincus (E&P) XII LLC is the general partner of Warburg Pincus (E&P) XII, L.P., which is the general partner of Warburg Pincus XII (E&P) Partners-1, L.P., Warburg Pincus XII (E&P) Partners-2, L.P., WP XII Stronghold Holdings, L.P., WP XII (E&P) Partners (A), L.P., WP XII (E&P) Partners (B), L.P., Warburg Pincus Private Equity (E&P) XII (A), L.P., Warburg Pincus Private Equity (E&P) XII-D (A), L.P., and Warburg Pincus Private Equity (E&P) XII-E (A), L.P. Warburg Pincus XII (E&P) Partners-2, L.P. is the managing member of Warburg Pincus XII (E&P) Partners-2 Stronghold, LLC (Warburg Pincus and the other entities listed in this paragraph, collectively, the “Warburg Entities”). The Warburg Entities collectively hold a majority of the membership interests in Stronghold Holdings. Each of the Stronghold Entities and Warburg Entities directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed for purposes of Section 13 of the Exchange Act to be the indirect beneficial owner of some or all of the shares owned by the Stronghold OpCo. Each of these entities other than Stronghold OpCo disclaims beneficial ownership of the securities reported herein, except to the extent of its pecuniary interest therein.

Registration Rights Agreement
In connection with the Stronghold Acquisition, we entered into the Stronghold Registration Rights Agreement with the selling stockholders. Pursuant to the terms of the Stronghold Registration Rights Agreement, the selling stockholders have registration rights with respect to the shares of common stock acquired in the Stronghold Acquisition. We were required to file a shelf registration statement on Form S-3 covering these shares, of which the prospectus is a part.

In the event that the Company proposes to engage in an underwritten offering in which shares of common stock are to be sold to an underwriter on a firm commitment basis for reoffering to the public, or an offering that is a “bought deal” with one or more investment banks, the Company will give written notice of the proposed underwritten offering to the parties to the Stronghold Registration Rights Agreement at least ten business days’ prior to the commencement of such offering, and such parties shall then have the right to include in the underwritten offering such number of shares of common stock as they may request in writing within five business days of receipt of such notice, subject to certain limitations contained therein. If the underwritten offering is to be structured as an overnight underwritten offering, such that the offering would be launched after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day, the Company will notify the parties to the Stronghold Registration Rights Agreement no later than two business days after the Company engages a managing underwriter and offer such parties the right to include in the overnight underwritten offering such number of shares of common stock as they may request in writing, subject to certain limitations contained therein.
Finally, in the event that holders of at least $35 million of shares of common stock registrable under the Stronghold Registration Rights Agreement elect to dispose of such common stock under the shelf registration statement filed by the Company as required by the Stronghold Registration Rights Agreement pursuant to an underwritten offering or overnight underwritten offering, the Company will notify the parties to the Stronghold Registration Rights Agreement of the proposed underwritten offering no later than one business day after the engagement by the Company of the managing underwriter or overnight underwritten offering and offer such parties the opportunity to include in the underwritten offering or underwritten overnight offering such number of shares of common stock as they may request in writing.
We must pay all fees and expenses related to our obligations under the Stronghold Registration Rights Agreement, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, and certain fees and expenses of counsel in connection with the registration of the shares of common stock covered by the prospectus. However underwriting discounts and commission, if any, must be paid by the selling stockholders. In addition, the Stronghold Registration Rights Agreement provides that we will indemnify the selling stockholders whose shares are covered by the prospectus or a prospectus supplement against losses, claims, damages, liabilities, judgments, costs and expenses arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in such prospectus or prospectus supplement or other violation of applicable laws that occurred in connection with registration of shares under the Stronghold Registration Rights Agreement. Subject to certain caps and restrictions, the selling stockholders whose shares are covered by the prospectus or prospectus supplement will severally indemnify us against losses, claims, damages, liabilities, judgments, costs and expenses arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in the prospectus or prospectus supplement to the extent that such untrue statement was made in reliance upon information provided by such selling stockholders.
From and after the date of the Stronghold Registration Rights Agreement, we may not, without the prior written consent of the holders of registration rights pursuant to the Stronghold Registration Rights Agreement, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any piggyback offering by the Company for its own account on a basis that is superior or pari passu in any material respect to the piggyback offering rights granted to the holders pursuant to the Stronghold Registration Rights Agreement.
The Stronghold Registration Rights Agreement may not be amended or modified without the prior written consent of selling stockholders holding at least a majority of the shares then outstanding subject to registration rights. The Stronghold Registration Rights Agreement will terminate with respect to any holder thereunder on the earliest to occur of the following: (i) the first day after the one-year anniversary of the Stronghold Registration Rights Agreement on which an individual selling stockholder, together with its affiliates, owns less than one percent (1%) of our then-outstanding common stock, and (ii) the date on which all registrable securities owned by such a selling stockholder may be sold without restriction pursuant to Rule 144 (or any similar provision) under a Securities Act with no volume, manner of sale or other restrictions or limitations.

DESCRIPTION OF CAPITAL STOCK
Please see our registration statement on Form 8-A (File No. 001-36057 filed on August 28, 2013 (together with any amendments thereto and the other documents incorporated by reference therein) and to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on March 16, 2022, which are incorporated by reference herein, for a description of our common stock.
The following is a description of our capital stock and a summary of the rights of our stockholders. This description and summary is not complete, and you should also refer to our articles of incorporation and bylaws, each as amended, and to Nevada law.
We are authorized to issue up to 225,000,000 shares of common stock, par value $0.001 per share, and up to 50,000,000 shares of preferred stock, par value $0.001 per share. As of October 28, 2022, there were 174,135,819 shares of our common stock issued and outstanding and no shares of our preferred stock were outstanding. All outstanding shares of common stock are fully paid and nonassessable.
Common Stock
Voting Rights.   Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote, except as matters that relate only to a series of our preferred stock. Holders of common stock do not have cumulative voting rights in the election of directors.
Each outstanding share of voting capital stock of the Company is entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided in the articles of incorporation of the Company. Except as otherwise provided by the corporation law of the State of Nevada, the articles of incorporation of the Company or the bylaws of the Company, if a quorum is present: (a) directors shall be elected by a plurality of the votes of the shares of capital stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (b) action on any matter other than the election of directors shall be approved if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing such action.
Our Board is elected annually at the meeting of our stockholders. Each director holds office until the next annual meeting of our stockholders at which his term expires and until his successor is elected and qualified, or until his earlier death, resignation or removal.
Any action that the stockholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed and dated, before or after such action, by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. The consent shall be delivered to us for inclusion in the minutes or filing with the corporate records. We will give notice of any action so taken within 10 days of the date of such action to those stockholders entitled to vote thereon who did not give their written consent and to those stockholders not entitled to vote thereon.
According to the Company’s articles of incorporation, the authority to adopt, amend or repeal our bylaws is reserved exclusively to the Board.
Liquidation.   In the event of a liquidation, dissolution or winding up, each outstanding share of common stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for any class of stock, having preference over the common stock.
Dividend Rights.   The Board may from time to time declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by the corporation law of the State of Nevada.
We have not declared or paid any cash dividends on our common stock during the last five years. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Redemption.   Our common stock is not redeemable.
Conversion Rights.   Our common stock is not convertible into any other securities of the Company.
Preemptive Rights.   Holders of our common stock do not have preemptive rights.
Transfer Agent.   The transfer agent and registrar for our common stock is Standard Transfer Company. Its address is 440 East 400 South, Suite 200, Salt Lake City, Utah 84111, and its telephone number is (801) 571-8844.
Listing.   Our common stock is listed on the NYSE American under the symbol “REI.”
This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Nevada law, our articles of incorporation and bylaws because they, and not this description, define your rights as a holder our common stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Anti-Takeover Provisions of Nevada Law, Our Charter Documents and Our Bylaws
Nevada Law.   Sections 78.378 to 78.3793 of the Nevada Revised Statutes, (“NRS”), contain provisions that may prevent any person acquiring a controlling interest in a Nevada company from exercising voting rights. Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in a company’s common shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested stockholders at a special stockholders’ meeting held upon the request and at the expense of the acquiring person. We have expressly opted-out of, or elect not to be governed by, the “Acquisition of Controlling Interest” provisions contained in NRS Sections 78.378 through 78.3793, inclusive, or any successor statutes.
Board Vacancies Are Generally Filled by Remaining Directors and Not Stockholders.   Our bylaws provide that any vacancies on the Board may be filled by the vote of the majority of the remaining directors, although less than a quorum. Notwithstanding the immediately preceding sentence, the Board may by resolution determine that any such vacancies or newly created directorships shall be filled by our stockholders representing at least one-third (1/3) of the issued and outstanding shares of our capital stock that would be entitled to vote at a meeting of stockholders.
Stockholder Meetings.   The bylaws provide that a special meeting of stockholders, other than those required by Nevada law, may be called by or at the request of the Chairman of the Board or the Chief Executive Officer, and shall be called by the Secretary at the written request of, or by resolution adopted by, a majority of the Board or the holders of 10% of the outstanding shares of capital stock entitled to vote at the meeting.
Undesignated Preferred Stock.   The ability to authorize undesignated preferred stock makes it possible for our Board to designate and issue, without stockholder approval, one or more series of preferred stock with voting or other rights or preferences that could make it more difficult to effect or that could prevent a change of control of our Company or the removal of our management.
Requirements for Advance Notification of Stockholder Nominations and Proposals.   Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.
Preferred Stock
In general.   Our preferred stock may be issued from time to time by our Board as shares of one or more classes or series. Except as otherwise provided herein or required by law, the Board is vested with the authority to provide, out of the unissued shares of preferred stock, for one or more additional classes or series of preferred stock and, with respect to each such class or series, to prescribe the classes, series and the number of each class or series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or the issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our Board is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, the Board could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock. The Board does not currently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.
Limitations of Liability and Indemnification
The Company’s articles of incorporation contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors generally are not personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law.
The articles of incorporation and bylaws provide that the Company will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of the Company’s directors or officers or is or was serving at the Company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The articles of incorporation and bylaws provide that the Company may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of the Company’s employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
The limitation of liability and indemnification provisions included in the Company’s articles of incorporation, bylaws and in any indemnification agreements that the Company may enter into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against its directors and executive officers, even though an action, if successful, might benefit the Company and its stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Company pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.
The Company has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to its directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Company with respect to payments that may be made by it to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION
The selling stockholders may use any one or more of the following methods when selling shares of our common stock under the prospectus and this prospectus supplement:
•
through the NYSE American or any other securities exchange that quotes our common stock;

•
underwritten transactions;

•
privately negotiated transactions;

•
exchange distributions, distributions to beneficial owners and/or secondary distributions;

•
sales in the over-the-counter market;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
broker-dealers may agree with a selling stockholder to sell a specified number of such stock at a stipulated price per share;

•
a block trade (which may involve cross trades) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•
short sales and delivery of shares of our common stock to close out short positions;

•
sales by broker-dealers of shares of our common stock that are loaned or pledged to such broker-dealers;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

A selling stockholder may also offer and sell our common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under the prospectus or this prospectus supplement.
We may prepare prospectus supplements for secondary offerings that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the shares, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.
A selling stockholder may fix a price or prices of our shares of common stock at:
•
market prices prevailing at the time of any sale under this registration statement;

•
prices related to market prices; or

•
negotiated prices.

A selling stockholder may change the price of the shares offered from time to time.
A selling stockholder, or agents designated by it, may directly solicit, from time to time, offers to purchase the shares. Any such agent may be deemed to be an “underwriter” as that term is defined in the Securities Act. Any agents involved in the offer or sale of the shares and any commissions payable by a selling stockholder to these agents will be named and described in any applicable prospectus supplement. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If any selling stockholder utilizes any underwriters in the sale of the shares in respect of which the prospectus and this prospectus supplement is delivered, we and the selling stockholder will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in a further prospectus supplement, which will be used by the underwriters to make resales of the shares in respect of which this prospectus is delivered to the public. The underwriters may also be our or the selling stockholders’ customers or may engage in transactions with or perform services for us or any selling stockholder in the ordinary course of business.
If any selling stockholder utilizes a dealer in the sale of the shares in respect of which the prospectus and this prospectus supplement is delivered, the selling stockholder will sell those shares to the dealer, as principal. The dealer may then resell those shares to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our or the selling stockholder’s customers or may engage in transactions with, or perform services for us or the selling stockholder in the ordinary course of business.
Offers to purchase shares may be solicited directly by any selling stockholder and the sale thereof may be made by the selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in any applicable prospectus supplement relating thereto.
We or any selling stockholder may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the shares, including liabilities arising under the Securities Act.
The selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.
In addition, any selling stockholder may enter into derivative transactions with third parties, or sell shares not covered by the prospectus and this prospectus supplement to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell shares covered by the prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in the prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).
In addition, a selling stockholder may otherwise loan or pledge shares to a financial institution or other third party that in turn may sell the shares short using the prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our shares or in connection with a concurrent offering of other securities.
If a prospectus supplement so indicates, the underwriters engaged in an offering of these securities may engage in transactions that stabilize, maintain or otherwise affect the market price of these securities at levels above those that might otherwise prevail in the open market. Specifically, the underwriters may over-allot in connection with the offering creating a short position in these securities for their own account. For the purposes of covering a syndicate short position or pegging, fixing or maintaining the price of these securities, the underwriters may place bids for these securities or effect purchases of these securities in the open market. A syndicate short position may also be covered by exercise of an over-allotment option, if one is granted to the underwriters. Finally, the underwriters may impose a penalty bid on certain underwriters and dealers. This means that the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. The underwriters will not be required to engage in any of these activities and any such activities, if commenced, may be discontinued at any time.
In addition, a selling stockholder may otherwise loan or pledge shares to a financial institution or other third party that in turn may sell the shares short using the prospectus and an applicable prospectus supplement. If the selling stockholder defaults in performance of its secured obligations, the pledged or secured parties may offer and sell the common stock from time to time by the prospectus or an applicable prospectus supplement. The selling stockholder also may transfer, distribute, donate or otherwise assign shares in other circumstances. The number of shares of common stock beneficially owned by the selling stockholder will decrease as and when it transfers its shares or defaults in performing obligations secured by its shares. The plan of distribution for the common stock offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, donees, assignees, affiliates, other secured parties or other successors in interest will be selling stockholders for purposes of the prospectus or any applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our shares or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business for which they receive compensation.
To the extent required, the prospectus and this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution.
There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered by the prospectus or any prospectus supplement.
LEGAL MATTERS
Jones & Keller, P.C., Denver, Colorado, will pass upon the validity of our common stock offered hereby on behalf of the Company. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents by counsel that we may name in any applicable prospectus supplement.

 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-267599
63,888,889 Shares
RING ENERGY, INC.
Common Stock
The selling stockholders may offer and sell up to 63,888,889 shares in the aggregate of our common stock, par value $0.001 per share from time to time in one or more offerings. We will not receive any proceeds from the sale of our common stock by the selling stockholders. The shares of common stock to which this prospectus relates includes (i) 21,339,986 shares of our common stock (“Initial Shares”) that were issued upon closing of the Stronghold Acquisition described below, (ii) 42,548,903 shares of our common stock (“Conversion Shares”) that may become available upon the conversion of 153,176 shares of our Series A preferred stock, $0.001 par value (“Preferred Stock”) upon approval of such conversion by our stockholders which approval is in process and expected to be received in the fourth quarter of 2022. Included in the Conversion Shares are 6,458,333 shares of common stock (23,249 shares of Preferred Stock before conversion) which are being held in a third party escrow account for indemnity obligations of Stronghold, if any, for a limited period of time.
We are registering 63,888,889 shares of common stock for sale by the selling stockholders pursuant to a registration rights agreement, dated as of August 31, 2022 (the “Stronghold Registration Rights Agreement”), which we entered into in connection with the closing of the acquisition of certain interests in oil and gas leases and related property of Stronghold Energy II Operating, LLC (“Stronghold OpCo”) and Stronghold Energy II Royalties, LP (“Stronghold RoyaltyCo” and collectively with Stronghold OpCo, “Stronghold”) on August 31, 2022 (the “Stronghold Acquisition”).
The selling stockholders may offer and sell shares of our common stock at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. If any underwriters, dealers or agents are involved in the sale of any of the shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No shares may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such shares. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our common stock.
Our common stock is listed on the New York Stock Exchange American (the “NYSE American”) under the symbol “REI.” On October 12, 2022, the last reported sales price of our common stock on the NYSE American was $2.72 per share.
Investing in our securities involves risks. You should consider the risk factors referred to in the section entitled “Risk Factors” on page 2 of this prospectus and in any prospectus supplement hereto, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 14, 2022.

Neither we nor the selling stockholders have authorized anyone to give you any information or to make any representations about us or the matters we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy shares anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the Securities and Exchange Commission, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these shares.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, should the selling stockholders choose to do so, they may, over time, offer and sell the shares described in this prospectus in one or more offerings or resales. This prospectus provides a general description of the shares. Each time any of the selling stockholders offer and sell any of the shares described herein, the selling stockholders may provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”
We and the selling stockholders have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement to this prospectus is accurate as of any date other than the date on its respective cover page, or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” below, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

RISK FACTORS
In general
Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K). If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. Additionally, the risks and uncertainties described below in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.
Risks Relating to Our Common Stock and this Offering
We have no plans to pay dividends on our common stock but we may be required to make certain preferred distributions on the outstanding shares of our Preferred Stock.
We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors (the “Board”) and will depend upon various factors, including our business, financial condition, results of operations, capital requirements, and investment opportunities. In addition, the terms of our Second Amended and Restated Credit Agreement dated August 31, 2022, with Truist Bank, as Administrative Agent, restrict the payment of dividends to the holders of our common stock and any other equity holders.
When and if declared by the Board, if the Preferred Stock remains outstanding after January 31, 2023, the Preferred Stock will be entitled to preferred distributions at a rate of 8.0% per annum of the liquidation preference per share, which is initially $1,000 per share, plus any accrued and unpaid distributions through the date of conversion, payable each calendar quarter. To the extent distributions are not declared and paid, then on each distribution date the unpaid distribution per share will be added to the per share liquidation preference described below and used for the purpose of the accrual of future distributions, the determination of the liquidation preference and determination of the number of shares of common stock issuable on conversion. Notwithstanding the foregoing, no distributions will be paid on the Preferred Stock if it is converted into common stock on or before January 31, 2023.
In addition, the holders of Preferred Stock are entitled to receive, and the Company is required to pay, dividends on shares of the Preferred Stock equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock.
The Board can, without stockholder approval, cause future preferred stock to be issued on terms that adversely affect common stockholders.
Under our articles of incorporation, our Board is authorized to issue up to 50,000,000 shares of preferred stock, of which 153,176 shares of Preferred Stock are issued and outstanding as of the date of this prospectus. Also, our Board, without stockholder approval, may determine the price, rights, preferences, privileges, and restrictions, including voting rights, of unissued preferred shares. If the Board causes shares of additional preferred stock to be issued, the rights of the holders of our common stock could be adversely affected.
Our Board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Future preferred stock issued by our Board could include voting rights, or even super voting rights, which could shift the ability to control the Company to the holders of the preferred stock. Future preferred stock could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, future preferred stock would have preference in the event of liquidation of the Company, which means that the holders of such stock would be entitled to receive the net assets of the Company distributed in liquidation before the common stockholders receive any distribution of the liquidated assets. We are in the process of seeking stockholder approval for the automatic conversion of all of our outstanding Preferred Stock into common shares. We have no current plans to issue any shares of additional preferred stock.
If conversion of the Preferred Stock is not approved by our stockholders, they may be subject to increasingly higher rates of dilution from a future conversion of the Preferred Stock or the Company may be required to redeem all outstanding shares of Preferred Stock for cash.
The Preferred Stock could significantly affect our ability to undertake certain corporate events.
So long as any shares of Preferred Stock remain outstanding, we have agreed not to take any of the following actions without the affirmative vote or consent of the holders of a majority of the shares of Preferred Stock voting separately as a single class:
(a)
create, authorize (including by way of reclassification, merger, consolidation, subdivision or other similar reorganization) or issue any of our equity securities except with respect to certain employee plans, including additional shares of Preferred Stock;

(b)
redeem, acquire, engage in a tender offer (other than responding to a third-party tender offer as required by applicable law) or otherwise purchase any of our equity securities except with respect to certain employee plans;

(c)
declare or pay, set apart for payment in respect of or make any direct or indirect distribution or distribution (whether in cash, securities or other property) in respect of any equity securities, other than with respect to the Preferred Stock;

(d)
amend, repeal, modify or alter our articles of incorporation or bylaws so as to affect adversely the rights, preferences, privileges or voting or consent rights of the Preferred Stock or the holders of the Preferred Stock;

(e)
announce, authorize or enter into any agreement related to or consummate a material transaction, including (but not limited to) any change of control as such terms are defined in our Certificate of Designation relating to the Preferred Stock; or

(f)
increase or decrease the size of the Board other than as set forth in the Stronghold Acquisition Agreement or any ancillary documents thereto.

Therefore, as long as the Preferred Stock remains outstanding, the Company may be required to seek separate approval by the holders of the Preferred Stock before the Company executes certain strategic transactions, which may increase the complexity and costs associated with the execution of any strategic transactions and may adversely impact the Company’s business and financial results. The holders of the shares of Preferred Stock may also have a significant influence on the management of the Company’s finances, operations, cash management and corporate governance.
Provisions under Nevada law could delay or prevent a change in control of the Company, which could adversely affect the price of our common stock.
In addition to the ability of our Board to issue preferred stock, the existence of some provisions under Nevada law could delay or prevent a change in control of the Company, which could adversely affect the price of our common stock. Nevada law imposes some restrictions on mergers and other business combinations between us and any holder of ten percent or more of our outstanding common stock.

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.
The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease. Other factors that may affect the market price of our common stock include:
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actual or anticipated fluctuations in our quarterly results of operations;

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liquidity;

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sales of common stock by our stockholders;

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changes in oil and natural gas prices;

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changes in our cash flow from operations or earnings estimates;

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publication of research reports about us or the oil and natural gas exploration and production industry generally;

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competition for, among other things, capital, acquisition of reserves, undeveloped land, and skilled personnel;

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increases in market interest rates which may increase our cost of capital;

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changes in applicable laws or regulations, court rulings, and enforcement and legal actions;

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changes in market valuations of similar companies;

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adverse market reaction to our indebtedness any indebtedness we may incur in the future;

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additions or departures of key management personnel;

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actions by our stockholders;

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commencement of or involvement in litigation;

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news reports relating to trends, concerns, technological or competitive developments, regulatory changes, and other related issues in our industry;

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speculation in the press or investment community regarding our business;

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political conditions in oil and natural gas producing regions;

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the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems;

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general market and economic conditions; and

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domestic and international economic, legal, and regulatory factors unrelated to our performance.

In addition, the United States securities markets have recently experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic, and industry factors may negatively affect the price of our common stock, regardless of our operating performance. Any volatility or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using common stock. Further, if we were to be the object of securities class action litigation as a result of volatility in our common stock price or for other reasons, it could result in substantial costs and diversion of our management’s attention and resources, which could negatively affect our financial results.
Future stock offerings may dilute stockholders.
Given our plans and our expectation that we may need additional capital and personnel in the future, we may need to issue additional shares of common stock or securities convertible into or exercisable for shares of common stock, including preferred stock, options, or warrants. The issuance of additional common stock may dilute the ownership of our stockholders.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), covering the shares offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We are required to file annual and quarterly reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.
You can also find our SEC filings on our website at www. https://www.ringenergy.com/investors/sec-filings. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Certain information contained in this prospectus or incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus are forward-looking statements. These forward-looking statements can generally be identified by the use of words such as “may,” “will,” “could,” “should,” “project,” “intends,” “plans,” “pursue,” “target,” “continue,” “believes,” “anticipates,” “efforts,” “expects,” “estimates,” “forecast,” “guidance,” “possible,” “probable,” “predicts,” “potential,” or “view,” the negative of such terms or variations thereon, or other comparable terminology. Statements that describe our future plans, strategies, intentions, expectations, objectives, goals, potential acquisitions or mergers or prospects are also forward-looking statements. Actual results could differ materially from those anticipated in this prospectus or these forward-looking statements. Readers should consider carefully the risks discussed under the “Risk Factors” section of this prospectus and included in other sections of this prospectus which describe factors that could cause our actual results to differ from those anticipated in forward-looking statements, including, but not limited to, the following factors:
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the possible adverse outcomes and consequences if stockholder approval of the conversion of the Preferred Stock into common stock is not obtained;

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realized oil and natural gas prices;

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the possibility that the anticipated benefits of the Stronghold Acquisition are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the Stronghold assets with those of the Company;

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our ability to meet our substantial debt servicing requirements including debt incurred in connection with the Stronghold Acquisition;

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our business strategy;

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oil, natural gas and natural gas liquids (“NGLs”) reserves;

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development drilling locations, inventories, projects and programs;

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our ability to replace the reserves that we produce through drilling and property acquisitions;

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financial strategy, liquidity and capital required for our development program and other capital expenditures;

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timing and amount of future production of oil, natural gas and NGLs;

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our hedging strategy results;

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availability of pipeline connections and transportation facilities on economic terms;

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competition, government regulations and political developments;

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our ability to obtain permits and governmental approvals when required;

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legal, governmental regulatory and environmental matters;

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the markets for and our marketing of oil, natural gas and NGLs;

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asset, leasehold or business acquisitions on desired terms;

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costs of developing properties;

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general economic conditions and cost inflationary pressures;

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credit markets and interest rates;

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impact of new accounting pronouncements on earnings in future periods;

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estimates of future income taxes and income tax rates;

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our estimates and forecasts of the timing, number, profitability and other results of wells we expect to drill and other oil and natural gas activities;

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uncertainty regarding our future operating results and our future revenues and expenses;

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plans, objectives, expectations and intentions contained in this proxy statement that are not historical;

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the duration, spread and severity of COVID-19 and its variants, including the effect of measures to combat the COVID-19 pandemic and its future variants on global oil demand and oil price volatility; and

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the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

We disclaim any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
Should one or more of the risks or uncertainties described in this prospectus occur, or should our underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may make. All forward-looking statements speak only as of the date of this prospectus. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this cautionary statement, to reflect events or circumstances after the date of this prospectus.

PROSPECTUS SUMMARY
This summary description about us and information contained elsewhere in this prospectus does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. Before investing in our securities, you should read carefully the entire prospectus, including “Risk Factors,” together with the additional information described under “Information Incorporated By Reference.”
Our Company
Ring Energy, Inc. (“Ring,” the “Company,” “our,” “we,” “us,” or similar terms) is a growth oriented independent exploration and production company engaged in oil and natural gas development, production, acquisition, and exploration activities currently focused in Texas and New Mexico. Our primary drilling operations target the oil and liquids rich producing formations in the Northwest Shelf, the Central Basin Platform, and the Delaware Basin, all of which are part of the Permian Basin. Our corporate headquarters are in The Woodlands, Texas.
Recent Development
Stronghold Purchase Agreement
On July 1, 2022, the Company, as buyer, and Stronghold Energy II Operating, LLC, a Delaware limited liability company (“Stronghold OpCo”) and Stronghold Energy II Royalties, LP, a Delaware limited partnership (“Stronghold RoyaltyCo”, together with Stronghold OpCo, collectively, “Stronghold”), as seller, entered into a purchase and sale agreement (the “Purchase Agreement”). On July 5, 2022, in connection with the Purchase Agreement, the Company deposited $46.5 million in cash into a third-party escrow account as a deposit pursuant to the Purchase Agreement, which was credited against the purchase price upon the closing of the Stronghold Acquisition. At the closing of the Purchase Agreement, among other things, the Company acquired (the “Stronghold Acquisition”) interests in oil and gas leases and related property of Stronghold located in the Central Basin Platform of Texas, for an aggregate purchase price consisting of (i) $167.9 million in cash, net of preliminary and customary purchase price adjustments and subject to final post-closing settlement between the Company and Stronghold, paid at the closing of the Purchase Agreement, (ii) $15.0 million in cash to be paid on or before the six month anniversary of the closing of the Purchase Agreement, (iii) 21,339,986 shares of common stock, (iv) 153,176 shares of Preferred Stock, and (v) assumed mark-to-market unrealized hedge losses of $26.4 million as of August 31, 2022. The Purchase Price was subject to customary purchase price adjustments with an effective date of June 1, 2022. At the closing of the Stronghold Acquisition, 23,249 of the shares of Preferred Stock (the “Escrow Shares”) were deposited in a stock escrow account for Stronghold’s indemnity obligations, 129,927 shares of Preferred Stock were issued to Stronghold OpCo, and the common stock was issued to Stronghold OpCo.
On August 31, 2022, the Company closed the Purchase Agreement, for a purchase price of $167.9 million in cash, as adjusted to the closing date in accordance with the Purchase Agreement, an additional $15.0 million cash payable six months after closing, the assumption of mark-to-market unrealized hedge losses of $26.4 million as of August 31, 2022, and stock consideration consisting of 21,339,986 shares of common stock, and 153,176 shares of Preferred Stock convertible into 42,548,903 shares of common stock.
Corporate Information
Our principal executive offices are located at 1725 Hughes Landing, Suite 900, The Woodlands, Texas 77380. Our telephone number at that address is (281) 397-3699. Our website address is http://www.ringenergy.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable.

Risk Factors
An investment in our common stock involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus, particularly including those in “Item 1A Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, before making an investment decision.

THE OFFERING
Common stock offered by us:
None
Common stock that may be offered by the selling stockholders:
Up to 63,888,889 shares
Use of Proceeds:
The selling stockholders will receive all of the proceeds from the sale or other disposition of shares of common stock covered by this prospectus.
Dividend Policy:
We have not declared or paid any cash dividends on our common stock during the last five years. We currently intend to retain future earnings, if any, to finance the expansion of our business. We are also constrained from paying dividends on our common stock under the terms of our Second Amended and Restated Credit Agreement. As a result, we do not anticipate paying cash dividends in the foreseeable future.
NYSE American Trading Symbol:
REI

USE OF PROCEEDS
All proceeds from the disposition of the shares of common stock covered by this prospectus will go to the selling stockholders. We will not receive any proceeds from the disposition of the common stock by the selling stockholders. We have, however, agreed to pay certain fees and expenses incident to our contractual obligation to register these shares of common stock and to indemnify the selling stockholders against certain liabilities. See “Selling Stockholders” and “Plan of Distribution” for additional information.
SELLING STOCKHOLDERS
Overview
This prospectus relates to the offer and sale from time to time of up to 63,888,889 shares of our common stock by the stockholders identified in the table below, who we refer to in this prospectus as the “selling stockholders” and their transferees, pledgees, donees, assignees or other successors (each also a selling stockholder for purposes of this prospectus). We are registering these 63,888,889 shares of our common stock for sale by the selling stockholders named below pursuant to the Stronghold Registration Rights Agreement, which we entered into in connection with the closing of the Stronghold Acquisition. The selling stockholders identified below may currently hold or acquire shares of our common stock in addition to those set forth below. The percentage ownership is based on shares outstanding as of September 1, 2022.
Of the shares issued pursuant to closing of the Stronghold Acquisition, an aggregate of 21,339,986 shares of our common stock were issued by the Company directly to Stronghold OpCo on August 31, 2022. We refer to these shares as the “Initial Shares.” We also issued at closing of the Stronghold Acquisition 153,176 shares of newly authorized Preferred Stock, $0.001 par value, that are automatically convertible into 42,548,903 shares of our common stock (“Conversion Shares”) upon approval of such conversion by our stockholders, which may be received as early as the fourth quarter of 2022. Until approval of such conversion is obtained, the selling stockholders will continue to own the Preferred Stock described in the notes to the table below and the number of shares of common stock also described in the notes will not be saleable under this prospectus. Included in the Conversion Shares are 6,548,333 shares of common stock (23,249 shares of Preferred Stock before conversion), which are being held in an escrow account (the “Escrow Shares”) to satisfy certain indemnification obligations of Stronghold, if any, for a limited period of time. Any shares not so used will be distributed pro rata to certain of the selling stockholders.
Until stockholder approval of the issuance of the Conversion Shares is obtained, Stronghold OpCo will continue to be the sole holder of record and beneficial holder of the Preferred Stock (described above) and the shares of common stock issuable upon conversion of the Preferred Stock (also described above) will not be saleable under this prospectus.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares of our common stock beneficially owned by them. The information does not necessarily indicate beneficial ownership for any other purpose.
The information in the table below (other than the percentages of our outstanding common stock beneficially owned) in respect of the selling stockholders was furnished by or on behalf of the selling stockholders with respect to this resale shelf registration rights and is as of the date hereof. Except as may be noted elsewhere in this prospectus or in information incorporated herein by reference and except as related to the Purchase Agreement and the Stronghold Registration Rights Agreement, the selling stockholders do not have, and within the past three years have not had, any material relationship with us or any of our affiliates.
Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders. The selling stockholders identified below may currently hold or acquire at any time shares of our common stock in addition to those registered by this prospectus.
The selling stockholders are not obligated to sell any of the shares of our common stock offered by this prospectus. Because the selling stockholders identified in the table below may sell some or all of the shares of our common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares of our common stock, no estimate can be given as to the number of shares of our common stock covered by this prospectus that will be held by the selling stockholders upon termination of this offering. In addition, subject to the Stronghold Registration Rights Agreement, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. Therefore, for purposes of the following table and as of the date of this prospectus we have assumed that the selling stockholders will sell all of the shares of our common stock beneficially owned by them that are covered by this prospectus, but will not otherwise sell any other shares of our common stock that they may currently own.
	Shares of Common Stock Beneficially Owned Prior to the Offering			Shares of Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percentage(1)	Shares Offered	Number	Percentage
Stronghold Energy II Operating, LLC(2)	21,339,986	16.2%	21,339,986	—	—
TOTAL	21,339,986	16.2%	21,339,986	—	—

(1)
The percentage is based upon 131,586,927 shares of common stock issued and outstanding as of October 13, 2022.

(2)
The reported securities and the shares of Preferred Stock described above the table are held directly by Stronghold OpCo. Stronghold Energy II Intermediate, LLC (“Stronghold Intermediate”) is the managing member of Stronghold OpCo, and Stronghold Energy II Holdings, LLC (“Stronghold Holdings” and, collectively with Stronghold OpCo and Stronghold Intermediate, the “Stronghold Entities”) is the managing member of Stronghold Intermediate. Warburg Pincus & Company US, LLC is the general partner of Warburg Pincus Partners II (US), L.P., which is the managing member of Warburg Pincus (E&P) Energy LLC and Warburg Pincus (E&P) XII LLC. Warburg Pincus (E&P) Energy LLC is the general partner of Warburg Pincus (E&P) Energy GP, L.P., which is the general partner of Warburg Pincus Energy (E&P)-A, L.P., WP Energy Stronghold Holdings, L.P., WP Energy Partners Stronghold Holdings, L.P., Warburg Pincus Energy (E&P) Partners-A, L.P., and Warburg Pincus Energy (E&P) Partners-B, L.P. Warburg Pincus Energy (E&P) Partners-B, L.P. is the managing member of Warburg Pincus Energy (E&P) Partners-B Stronghold, LLC. Warburg Pincus (E&P) XII LLC is the general partner of Warburg Pincus (E&P) XII, L.P., which is the general partner of Warburg Pincus XII (E&P) Partners-1, L.P., Warburg Pincus XII (E&P) Partners-2, L.P., WP XII Stronghold Holdings, L.P., WP XII (E&P) Partners (A), L.P., WP XII (E&P) Partners (B), L.P., Warburg Pincus Private Equity (E&P) XII (A), L.P., Warburg Pincus Private Equity (E&P) XII-D (A), L.P., and Warburg Pincus Private Equity (E&P) XII-E (A), L.P. Warburg Pincus XII (E&P) Partners-2, L.P. is the managing member of Warburg Pincus XII (E&P) Partners-2 Stronghold, LLC (Warburg Pincus and the other entities listed in this paragraph, collectively, the “Warburg Entities”). The Warburg Entities collectively hold a majority of the membership interests in Stronghold Holdings. Each of the Stronghold Entities and Warburg Entities directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed for purposes of Section 13 of the Exchange Act to be the indirect beneficial owner of some or all of the shares owned by the Stronghold. Each of these entities other than Stronghold OpCo disclaims beneficial ownership of the securities reported herein, except to the extent of its pecuniary interest therein.

Registration Rights Agreement
In connection with the Stronghold Acquisition, we entered into the Stronghold Registration Rights Agreement with the selling stockholders. Pursuant to the terms of the Stronghold Registration Rights Agreement, the selling stockholders have registration rights with respect to the shares of common stock acquired in the Stronghold Acquisition. We were required to file a shelf registration statement on Form S-3 covering these shares, of which this prospectus is a part.
In the event that the Company proposes to engage in an underwritten offering in which shares of common stock are to be sold to an underwriter on a firm commitment basis for reoffering to the public, or an offering that is a “bought deal” with one or more investment banks, the Company will give written notice of the proposed underwritten offering to the parties to the Stronghold Registration Rights Agreement at least ten business days’ prior to the commencement of such offering, and such parties shall then have the right to include in the underwritten offering such number of shares of common stock as they may request in writing within five business days of receipt of such notice, subject to certain limitations contained therein. If the underwritten offering is to be structured as an overnight underwritten offering, such that the offering would be launched after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day, the Company will notify the parties to the Stronghold Registration Rights Agreement no later than two business days after the Company engages a managing underwriter and offer such parties the right to include in the overnight underwritten offering such number of shares of common stock as they may request in writing, subject to certain limitations contained therein.
Finally, in the event that holders of at least $35 million of shares of common stock registrable under the Stronghold Registration Rights Agreement elect to dispose of such common stock under the shelf registration statement filed by the Company as required by the Stronghold Registration Rights Agreement pursuant to an underwritten offering or overnight underwritten offering, the Company will notify the parties to the Stronghold Registration Rights Agreement of the proposed underwritten offering no later than one business day after the engagement by the Company of the managing underwriter or overnight underwritten offering and offer such parties the opportunity to include in the underwritten offering or underwritten overnight offering such number of shares of common stock as they may request in writing.
We must pay all fees and expenses related to our obligations under the Stronghold Registration Rights Agreement, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, and certain fees and expenses of counsel in connection with the registration of the shares of common stock covered by this prospectus. However underwriting discounts and commission, if any, must be paid by the selling stockholders. In addition, the Stronghold Registration Rights Agreement provides that we will indemnify the selling stockholders whose shares are covered by this prospectus or a prospectus supplement against losses, claims, damages, liabilities, judgments, costs and expenses arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in such prospectus or prospectus supplement or other violation of applicable laws that occurred in connection with registration of shares under the Stronghold Registration Rights Agreement. Subject to certain caps and restrictions, the selling stockholders whose shares are covered by this prospectus or prospectus supplement will severally indemnify us against losses, claims, damages, liabilities, judgments, costs and expenses arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in this prospectus or prospectus supplement to the extent that such untrue statement was made in reliance upon information provided by such selling stockholders.
From and after the date of this Agreement, we may not, without the prior written consent of the holders of registration rights pursuant to the Stronghold Registration Rights Agreement, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any piggyback offering by the Company for its own account on a basis that is superior or pari passu in any material respect to the piggyback offering rights granted to the holders pursuant to the Stronghold Registration Rights Agreement.
The Stronghold Registration Rights Agreement may not be amended or modified without the prior written consent of selling stockholders holding at least a majority of the shares then outstanding subject to registration rights. The Stronghold Registration Rights Agreement will terminate with respect to any holder thereunder on the earliest to occur of the following: (i) the first day after the one-year anniversary of the Stronghold Registration Rights Agreement on which an individual selling stockholder, together with its affiliates, owns less than one percent (1%) of our then-outstanding common stock, including shares of common stock issuable upon conversion of the Preferred Stock (whether or not convertible in accordance with the terms at such time) and (ii) the date on which all registrable securities owned by such a selling stockholder may be sold without restriction pursuant to Rule 144 (or any similar provision) under a Securities Act with no volume, manner of sale or other restrictions or limitations.

DESCRIPTION OF CAPITAL STOCK
Please see our registration statement on Form 8-A (File No. 001-36057 filed on August 28, 2013 (together with any amendments thereto and the other documents incorporated by reference therein), which is incorporated by reference herein, for a description of our common stock.
The following is a description of our capital stock and a summary of the rights of our stockholders. This description and summary is not complete, and you should also refer to our articles of incorporation and bylaws, each as amended, and to Nevada law.
We are authorized to issue up to 225,000,000 shares of common stock, par value $0.001 per share, and up to 50,000,000 shares of preferred stock, par value $0.001 per share. As of October 13, 2022, there were 131,586,927 shares of our common stock issued and outstanding, 153,176 shares of Preferred Stock issued and outstanding and no shares of other series of preferred stock issued or outstanding. All outstanding shares of common stock and preferred stock are fully paid and nonassessable.
Common Stock
Voting Rights.   Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote, except as matters that relate only to a series of our preferred stock. Holders of common stock do not have cumulative voting rights in the election of directors.
Each outstanding share of voting capital stock of the Company is entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided in the articles of incorporation of the Company. Except as otherwise provided by the corporation law of the State of Nevada, the articles of incorporation of the Company or the bylaws of the Company, if a quorum is present: (a) directors shall be elected by a plurality of the votes of the shares of capital stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (b) action on any matter other than the election of directors shall be approved if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing such action.
Our Board is elected annually at the meeting of our stockholders. Each director holds office until the next annual meeting of our stockholders at which his term expires and until his successor is elected and qualified, or until his earlier death, resignation or removal.
Any action that the stockholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed and dated, before or after such action, by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. The consent shall be delivered to us for inclusion in the minutes or filing with the corporate records. We will give notice of any action so taken within 10 days of the date of such action to those stockholders entitled to vote thereon who did not give their written consent and to those stockholders not entitled to vote thereon.
According to the Company’s articles of incorporation, the authority to adopt, amend or repeal our bylaws is reserved exclusively to the Board.
Liquidation.   In the event of a liquidation, dissolution or winding up, each outstanding share of common stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for any class of stock, having preference over the common stock.
Dividend Rights.   The Board may from time to time declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by the corporation law of the State of Nevada.
We have not declared or paid any cash dividends on our common stock during the last five years. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Redemption.   Our common stock is not redeemable.
Conversion Rights.   Our common stock is not convertible into any other securities of the Company.
Preemptive Rights.   Holders of our common stock do not have preemptive rights.
Transfer Agent.   The transfer agent and registrar for our common stock is Standard Registrar and Transfer Company. Its address is 12528 South 1840 East, Draper, Utah 84020, and its telephone number is (801) 571-8844.
Listing.   Our common stock is listed on the NYSE American under the symbol “REI.”
This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Nevada law, our articles of incorporation and bylaws because they, and not this description, define your rights as a holder our common stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Anti-Takeover Provisions of Nevada Law, Our Charter Documents and Our Bylaws
Nevada Law.   Sections 78.378 to 78.3793 of the Nevada Revised Statutes, (“NRS”), contain provisions that may prevent any person acquiring a controlling interest in a Nevada company from exercising voting rights. Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in a company’s common shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested stockholders at a special stockholders’ meeting held upon the request and at the expense of the acquiring person. We have expressly opted-out of, or elect not to be governed by, the “Acquisition of Controlling Interest” provisions contained in NRS Sections 78.378 through 78.3793, inclusive, or any successor statutes.
Board Vacancies Are Generally Filled by Remaining Directors and Not Stockholders.   Our bylaws provide that any vacancies on the Board may be filled by the vote of the majority of the remaining directors, although less than a quorum. Notwithstanding the immediately preceding sentence, the Board may by resolution determine that any such vacancies or newly created directorships shall be filled by our stockholders representing at least one-third (1/3) of the issued and outstanding shares of our capital stock that would be entitled to vote at a meeting of stockholders.
Stockholder Meetings.   The bylaws provide that a special meeting of stockholders, other than those required by Nevada law, may be called by or at the request of the Chairman of the Board or the Chief Executive Officer, and shall be called by the Secretary at the written request of, or by resolution adopted by, a majority of the Board or the holders of 10% of the outstanding shares of capital stock entitled to vote at the meeting.
Undesignated Preferred Stock.   The ability to authorize undesignated preferred stock makes it possible for our Board to designate and issue, without stockholder approval, one or more series of preferred stock with voting or other rights or preferences that could make it more difficult to effect or that could prevent a change of control of our Company or the removal of our management.
Requirements for Advance Notification of Stockholder Nominations and Proposals.   Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.
Preferred Stock
In general.   Our preferred stock may be issued from time to time by our Board as shares of one or more classes or series. Except as otherwise provided herein or required by law, the Board is vested with the authority to provide, out of the unissued shares of preferred stock, for one or more additional classes or series of preferred stock and, with respect to each such class or series, to prescribe the classes, series and the number of each class or series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or the issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our Board is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, the Board could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock. The Board does not currently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.
Outstanding Preferred Stock.   Our Board on August 30, 2022, approved and filed with the State of Nevada a Certificate of Designation of Preferred Stock that created the Preferred Stock. In connection with the Stronghold Acquisition, the Board approved the issuance of 153,176 shares of this series of Preferred Stock having the following attributes:
Rank.   The Preferred Stock ranks as to dividends or distributions of assets upon the Company’s liquidation, dissolution or winding up, whether voluntarily or involuntarily, as follows:
•
senior to the common stock with respect to dividends and with respect to distributions upon a deemed dissolution, liquidation or winding-up of the Company;

•
senior to any class or series of the Company’s capital stock after the Preferred Stock is created specifically ranking by its terms junior to the Preferred Stock;

•
pari passu with any class or series of the Company’s capital stock after the Preferred Stock is created specifically ranking by its terms on a parity with the Preferred Stock; and

•
junior to any class or series of the Company’s capital stock after the Preferred Stock is created specifically ranking by its terms senior to the Preferred Stock.

Voting Rights.   The holders of shares of Preferred Stock generally have no voting rights, except as required by law, and except that the consent of the majority of holders of the outstanding Preferred Stock is required to: (i) create, authorize or issue any equity securities of the Company other than in connection with issuances of junior securities under the Company’s equity incentive plans as in effect at the time of the issuance of the Preferred Stock; (ii) redeem, acquire or make a Company tender offer for any equity securities of the Company (other than in connection with repurchases by the Company in connection with its equity incentive plans); (iii) generally declare or pay dividends or direct or indirect distributions (other than distributions on the Preferred Stock); (iv) generally increase or decrease the size of the Board except as set forth in the Purchase Agreement or any ancillary document thereto; (v) announce, authorize or enter into any agreement related to a material transaction (material acquisitions, mergers, tender offers, business combinations and similar transactions) or change of control of the Company; (vi) amend, repeal, modify, or alter the Company’s articles of incorporation or bylaws in any manner that adversely affects any rights of the holders of Preferred Stock; and (vii) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation.
Distributions.   When and if declared by the Board, the Preferred Stock will be entitled to preferred distributions at a rate of 8.0% per annum of the liquidation preference per share, which is initially $1,000 per share, plus any accrued and unpaid distributions through the date of conversion, payable each calendar quarter. To the extent distributions are not declared and paid, then on each distribution date the unpaid distribution per share will be added to the per share liquidation preference described below and used for the purpose of the accrual of future distributions, the determination of the liquidation preference and determination of the number of shares of common stock issuable on conversion. Notwithstanding the foregoing, no distributions will be paid on the Preferred Stock if it is converted into common stock on or before January 31, 2023.

In addition, the holders of Preferred Stock are entitled to receive, and the Company is required to pay, dividends on shares of the Preferred Stock equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock.
Conversion and Limitations.   The Preferred Stock may not be converted into common stock until such time as stockholder approval is received, which is defined as the date requisite approval from holders of capital stock of the Company is received as required at law or under the applicable securities exchange rules (currently the NYSE American Stock Exchange). Upon receiving stockholder approval, each share of issued Preferred Stock will be automatically converted into such number of shares of common stock determined by dividing (i) the liquidation preference (described below) as of the conversion date by (ii) the conversion price which is initially $3.60 per share (subject to adjustment for stock splits and distributions, recapitalizations, exchanges and similar actions), such calculation, as so adjusted from time to time, the “Conversion Rate”. The initial Conversion Rate is 277.7778 shares of common stock for each share of Preferred Stock. The Company is in the process of obtaining stockholder approval of the conversion of Preferred Stock into 42,548,903 shares of common stock and expects to receive the approval in the fourth quarter of 2022.
Liquidation Preference.   Upon a liquidation event, the holders of the Preferred Stock are entitled to a “liquidation preference” of $1,000 per share plus any unpaid distributions noted above. A “liquidation event” means (i) any voluntary or involuntary liquidation, dissolution or winding-up of the Company or (ii) the consummation of a change of control (which generally means (x) the acquisition by a person of more than 50% of the combined voting power of the Company); (y) approval of the sale or disposition by the Company of substantially all the assets of the Company; or (z) approval by the stockholders of the Company of any merger, consolidation or statutory share exchanges as a result of the Company stockholders immediately prior to the effective date of such action have less than 50% percent of the voting power in selection of directors of the surviving corporation.
If, on a fully converted basis, the amount that the holders of the Preferred Stock would receive is greater than their liquidation preference, then instead they are to receive the “as-converted” amount meaning the amount such holders would have received if the Preferred Stock had been converted to the number of shares of common stock to which they would be entitled as of the liquidation event.
The Certificate of Designation provides that when there is a liquidation event where the proceeds include both cash and property, the holders of Preferred Stock are to receive cash to the extent possible.
Redemption.   If the Preferred Stock has not been converted prior to September 30, 2027, 61 months following the closing of the Stronghold Acquisition on August 31, 2022, to the extent legally permissible, the Company must redeem all outstanding shares of Preferred Stock in cash at the greater of the liquidation preference or the market price of common stock that each holder would receive if such holder had fully converted into shares of common stock on the redemption date.
Other Provisions.   So long as any shares of Preferred Stock remain outstanding, we have agreed not to take any of the following actions without the affirmative vote or consent of the holders of a majority of the shares of Preferred Stock voting separately as a single class:
(a)
create, authorize (including by way of reclassification, merger, consolidation, subdivision or other similar reorganization) or issue any of our equity securities except with respect to certain employee plans, including additional shares of Preferred Stock;

(b)
redeem, acquire, engage in a tender offer (other than responding to a third-party tender offer as required by applicable law) or otherwise purchase any of our equity securities except with respect to certain employee plans;

(c)
declare or pay, set apart for payment in respect of or make any direct or indirect distribution or distribution (whether in cash, securities or other property) in respect of any equity securities, other than with respect to the Preferred Stock;

(d)
amend, repeal, modify or alter our articles of incorporation or bylaws so as to affect adversely the rights, preferences, privileges or voting or consent rights of the Preferred Stock or the holders of the Preferred Stock;

(e)
announce, authorize or enter into any agreement related to or consummate a material transaction, including (but not limited to) any change of control as such terms are defined in the Certificate of Designation; or

(f)
increase or decrease the size of the Board other than as set forth in the Purchase Agreement or any ancillary documents thereto.

Limitations of Liability and Indemnification
The Company’s articles of incorporation contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors generally are not personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law.
The articles of incorporation and bylaws provide that the Company will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of the Company’s directors or officers or is or was serving at the Company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The articles of incorporation and bylaws provide that the Company may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of the Company’s employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
The limitation of liability and indemnification provisions included in the Company’s articles of incorporation, bylaws and in any indemnification agreements that the Company may enter into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against its directors and executive officers, even though an action, if successful, might benefit the Company and its stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Company pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.
The Company has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to its directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Company with respect to payments that may be made by it to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION
The selling stockholders may use any one or more of the following methods when selling shares of our common stock under this prospectus:
•
through the NYSE American or any other securities exchange that quotes our common stock;

•
underwritten transactions;

•
privately negotiated transactions;

•
exchange distributions, distributions to beneficial owners and/or secondary distributions;

•
sales in the over-the-counter market;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
broker-dealers may agree with a selling stockholder to sell a specified number of such stock at a stipulated price per share;

•
a block trade (which may involve cross trades) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•
short sales and delivery of shares of our common stock to close out short positions;

•
sales by broker-dealers of shares of our common stock that are loaned or pledged to such broker-dealers;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

A selling stockholder may also offer and sell our common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus.
We may prepare prospectus supplements for secondary offerings that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the shares, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.
A selling stockholder may fix a price or prices of our shares of common stock at:
•
market prices prevailing at the time of any sale under this registration statement;

•
prices related to market prices; or

•
negotiated prices.

A selling stockholder may change the price of the shares offered from time to time.
A selling stockholder, or agents designated by it, may directly solicit, from time to time, offers to purchase the shares. Any such agent may be deemed to be an “underwriter” as that term is defined in the Securities Act. Any agents involved in the offer or sale of the shares and any commissions payable by a selling stockholder to these agents will be named and described in any applicable prospectus supplement. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If any selling stockholder utilizes any underwriters in the sale of the shares in respect of which this prospectus is delivered, we and the selling stockholder will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the shares in respect of which this prospectus is delivered to the public. The underwriters may also be our or the selling stockholders’ customers or may engage in transactions with or perform services for us or any selling stockholder in the ordinary course of business.
If any selling stockholder utilizes a dealer in the sale of the shares in respect of which this prospectus is delivered, the selling stockholder will sell those shares to the dealer, as principal. The dealer may then resell those shares to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our or the selling stockholder’s customers or may engage in transactions with, or perform services for us or the selling stockholder in the ordinary course of business.
Offers to purchase shares may be solicited directly by any selling stockholder and the sale thereof may be made by the selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in any applicable prospectus supplement relating thereto.
We or any selling stockholder may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the shares, including liabilities arising under the Securities Act.
The selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.
In addition, any selling stockholder may enter into derivative transactions with third parties, or sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).
In addition, a selling stockholder may otherwise loan or pledge shares to a financial institution or other third party that in turn may sell the shares short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our shares or in connection with a concurrent offering of other securities.
If a prospectus supplement so indicates, the underwriters engaged in an offering of these securities may engage in transactions that stabilize, maintain or otherwise affect the market price of these securities at levels above those that might otherwise prevail in the open market. Specifically, the underwriters may over-allot in connection with the offering creating a short position in these securities for their own account. For the purposes of covering a syndicate short position or pegging, fixing or maintaining the price of these securities, the underwriters may place bids for these securities or effect purchases of these securities in the open market. A syndicate short position may also be covered by exercise of an over-allotment option, if one is granted to the underwriters. Finally, the underwriters may impose a penalty bid on certain underwriters and dealers. This means that the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. The underwriters will not be required to engage in any of these activities and any such activities, if commenced, may be discontinued at any time.
In addition, a selling stockholder may otherwise loan or pledge shares to a financial institution or other third party that in turn may sell the shares short using this prospectus and an applicable prospectus supplement. If the selling stockholder defaults in performance of its secured obligations, the pledged or secured parties may offer and sell the common stock from time to time by this prospectus. The selling stockholder also may transfer, distribute, donate or otherwise assign shares in other circumstances. The number of shares of common stock beneficially owned by the selling stockholder will decrease as and when it transfers its shares or defaults in performing obligations secured by its shares. The plan of distribution for the common stock offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, donees, assignees, affiliates, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our shares or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business for which they receive compensation.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered by this prospectus.

LEGAL MATTERS
Jones & Keller, P.C., Denver, Colorado, will pass upon the validity of our common stock offered hereby on behalf of the Company. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents by counsel that we may name in any applicable prospectus supplement.
EXPERTS
Our audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
Eide Bailly LLP, our former independent registered public accounting firm, has audited our balance sheet as of December 31, 2020, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2020 and 2019, and the effectiveness of our internal controls over financial reporting as of December 31, 2020. We have incorporated by reference those financial statements in this prospectus and elsewhere in the registration statement of which this prospectus is a part in reliance on Eide Bailly LLP’s report, given on their authority as experts in accounting and auditing.
The consolidated financial statements of Stronghold Energy II Holdings, LLC as of December 31, 2021 and 2020, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves of Ring Energy, Inc. as of December 31, 2021 using SEC guidelines, were prepared or derived from estimates prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers. These estimates are incorporated by reference in this prospectus in reliance on the authority of such firm as experts in petroleum engineering.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus except for any information that is superseded by information included directly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is current as of the date other than the date on the cover page of this prospectus.
The following documents previously filed by us with the SEC are incorporated by reference in this prospectus:
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our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022;

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2022;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 10, 2022 and August 4, 2022, respectively;

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our Current Reports on Form 8-K filed with the SEC on June 3, 2022, July 8, 2022, August 9, 2022, September 6, 2022, and on Form 8-K/A filed on September 12, 2022; and

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the description of our capital stock as set forth as Exhibit 4.2 in our Annual Report on Form 10-K, filed with the SEC on March 16, 2022.

We are also incorporating by reference into this prospectus any additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this registration statement are terminated shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.
We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You should direct any requests for documents to the following address or telephone number:
Ring Energy, Inc.
Attention: Secretary
1725 Hughes Landing Boulevard, Suite 900
The Woodlands, Texas 77380
(281) 397-3699
You should rely only on the information contained or incorporated by reference into this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted.

RING ENERGY, INC.
Common Stock
PROSPECTUS SUPPLEMENT
November 3, 2022